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                                                                      Exhibit 23

Deloitte
& Touche



CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Registration Statements on Form S-8 for the 1997 Stock Option Plan of Ampco-Pittsburgh Corporation filed with the Securities and Exchange Commission on March 26, 1999 and May 25, 2000 of our report dated February 7, 2002, appearing in and incorporated by reference in this Annual Report on Form 10-K of Ampco-Pittsburgh Corporation for the year ended December 31, 2001.


Pittsburgh, Pennsylvania
March 14, 2002